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                                                                   Exhibit 10.24

                         COMMON STOCK PURCHASE AGREEMENT

      THIS COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of July 29, 2003, (the "EFFECTIVE DATE") by and between WebSideStory, Inc., a Delaware corporation (the "COMPANY"), and Michael Christian (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Executive is an employee of the Company; and

      WHEREAS, the Company desires to issue and sell to the Executive, and the Executive desires to purchase, capital stock of the Company according to the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Number of Shares and Price Per Share. The Executive agrees to purchase from the Company, and the Company agrees to sell to the Executive, Five Hundred Fifty-Three Thousand Six Hundred Thirty-Five (553,635) shares of the Company's Common Stock (the "STOCK") at a purchase price of $0.001 per share (the "PURCHASE PRICE") or an aggregate price of $553.64 payable to the Company in cash or check. The closing of such purchase shall occur immediately upon execution of this Agreement.

      2. Unvested Share Repurchase Option. In the event the Executive's employment with the Company is terminated for any reason or no reason, or if the Executive or the Executive's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of ("TRANSFER") any shares purchased pursuant to this Agreement other than to a Permitted Transferee (as defined below) which have not vested in the Executive pursuant to Sections 2(a)(d-g) below (the "UNVESTED SHARES"), the Company shall have the right to reacquire the Unvested Shares under the terms and subject to the conditions set forth in this
Section 2 (the "UNVESTED SHARE REPURCHASE OPTION").

            (a) Vesting of Shares. The Stock will vest in the Executive and will become "VESTED SHARES" on and after the Effective Date in accordance with the following schedule:

Date                                                   Portion Vested
----                                                   --------------
On the Effective Date                                    370,000 shares
For each full month of the Company's employment       7,651.4583 shares
of the Executive following the Effective Date

Provided, however, that the aggregate number of shares of Stock constituting Vested Shares may not exceed the total number of shares of Stock purchased pursuant to Section 1, and that such numbers


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

shall be adjusted appropriately to reflect any stock splits, stock dividends, recombinations, recapitalizations or the like by the Company.

            (b) Exercise of Unvested Share Repurchase Option. If the Executive's employment with the Company is terminated for any reason or for no reason, or if the Executive or the Executive's legal representative attempts to Transfer any Unvested Shares other than as allowed in this Agreement, the Company may exercise the Unvested Share Repurchase Option by written notice to the Executive or the Executive's legal representative within sixty (60) days after such termination or after the Company has received notice of the attempted disposition.

            (c) Payment for Shares and Return of Shares. Payment by the Company to the Executive or the Executive's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. The purchase price per share for the shares being repurchased by the Company shall be an amount equal to the Purchase Price.

            (d) Accelerated Vesting upon a Change of Control. The other provisions of Section 2 notwithstanding, upon a Change of Control and subject to Executive's continued employment with the Company, the Unvested Share Repurchase Option shall lapse with respect to all remaining Unvested Shares and such shares shall immediately become Vested Shares.

            (e) Accelerated Vesting upon Termination for Death or Disability. In the event that the Company terminates Executive's employment for (i) Executive's failure to perform the essential functions of Executive's position, with reasonable accommodation, due to a mental or physical disability, or (ii) Executive's death, the Unvested Share Repurchase Option shall lapse on the date of such termination and such shares shall immediately become Vested Shares.

            (f) Definitions.

                  (i) "CHANGE OF CONTROL" is defined as (A) a merger or consolidation of the Company with or into another corporation or other entity (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by persons who are shareholders of the Company immediately prior to such event); (B) the sale or transfer of all or substantially all of the properties and assets of the Company; (C) any purchase by any party (or group of affiliated parties) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase; (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company; or (E) of any other change of control of fifty percent (50%) or more of the outstanding voting power of the Company in a single transaction or a series of related transactions, but for purposes of this subsection (E) excluding an underwritten public offering by the Company of shares of Common Stock or other securities.

            (g) Restrictions on Transfer of Unvested Shares. Except for Permitted Transfers, the Executive may not Transfer any Unvested Shares of the Stock still subject to the Unvested Share Repurchase Option. "PERMITTED TRANSFERS" shall include Executive's sale or assignment, with or without consideration, of any Unvested Shares to any spouse or member of Executive's immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Executive's spouse or members of the Executive's immediate family, or to a trust for the Executive's own self, or a charitable remainder trust (except any donation to a charitable trust designed specifically to circumvent this right) (each a "PERMITTED TRANSFEREE"); provided, that each


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such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of Executive under this Agreement with respect to the transferred securities.

      3. Warranties and Representations. In connection with the proposed purchase of the Stock, the Executive hereby agrees, represents and warrants as follows:

            (a) The Executive is purchasing the Stock solely for the Executive's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Executive further represents that the Executive does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof, and that the entire legal and beneficial interest of the Stock the Executive is purchasing is being purchased for, and will be held for the account of, the Executive only and neither in whole nor in part for any other person.

            (b) The Executive has all requisite power and authority to purchase the Stock being purchased hereunder and to otherwise comply with and perform its obligations hereunder.

            (c) The Executive is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Executive further represents and warrants that the Executive has received all such information as the Executive deems necessary and appropriate to enable the Executive to evaluate the financial risk inherent in making an investment in the Stock.

            (d) The Executive realizes that the Executive's purchase of the Stock will be a highly speculative investment, and the Executive is able, without impairing the Executive's financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on the Executive's investment.

            (e) The Company has disclosed to the Executive that:

                  (i) The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock;

                  (ii) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

            (f) The Executive is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date the Executive has purchased and paid for the Stock; the availability of certain public information concerning the Company; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and that any sale of the Stock may be made by the Executive only in limited amounts during any three-month period not exceeding specified limitations. The Executive further represents that the Executive understands that at the time the Executive wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Executive would be


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precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied. The Executive represents that the Executive understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

            (g) Without in any way limiting the Executive's representations and warranties set forth above, the Executive further agrees that the Executive shall in no event make any disposition of all or any portion of the Stock which he or she is purchasing unless and until:

                  (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                  (ii) The Executive shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of the Executive's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Executive's counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Executive of such concurrence.

      4. Right of First Refusal.

            (a) Company's Right of First Refusal. In the event the Executive or a Permitted Transferee desires to Transfer any Vested Shares other than in a Permitted Transfer (a "TRANSFERRING HOLDER"), it shall first provide notice in writing to the Company. The notice shall name the proposed transferee and specify the number of Vested Shares to be transferred, the price per share, and the terms of payment of the purchase price. The Board shall have thirty (30) days from the date of receipt of such notice within which to exercise its right to purchase all of the Vested Shares which the Executive proposes to be transferred at the purchase price and on the terms stated in the notice.

            (b) Permitted Transfer Upon Failure to Buy All Vested Shares. If all of the Vested Shares proposed to be transferred are not purchased by the Company, then the Transferring Holder may Transfer such Vested Shares proposed to be Transferred, at any time within ninety (90) days from the date of the original notice, to the person, and at the price and terms specified therein; provided, that such purchaser or transferee agrees to receive and hold said Vested Shares subject to all of the terms, conditions and restrictions of this Agreement.

      5. Termination Events. Section 4 shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by the Executive in connection with any such event):

            (a) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

            (b) An underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act; or

            (c) a Change of Control.

      6. Transfer of Rights. The Company shall have the right to assign its rights under the Unvested Share Repurchase Option and the Right of First Refusal to one or more Affiliates (as defined below). "AFFILIATES" means any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.

      7. Market Stand-Off Agreement. The Executive, if requested by the Company or an underwriter of Common stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any securities held (beneficially or otherwise) by the Executive during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act.

      8. Stock Dividends, etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Executive is entitled by reason of the Executive's ownership of the shares acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to all the terms, conditions and restrictions of this Agreement with the same force and effect as the shares subject to all the terms, conditions and restrictions of this Agreement immediately before such event.

      9. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends (together with any legend required by applicable law):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION, A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY OR ITS ASSIGNEE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY."

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

      10. Transfers in Violation of Agreement. The Company shall not be required
(i) to transfer on its books any shares of capital stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      11. Rights as Stockholder. Subject to the provisions of this Agreement, the Executive shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

      12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      13. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below the Executive's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

      14. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Executive, the Executive's heirs, executors, administrators, successors and assigns.

      15. Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, shall be construed under the laws of the State of Delaware (as it applies to agreements between Delaware residents, entered into and to be performed entirely within Delaware), and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

      16. Right to Specific Performance. The Executive agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

      17. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

      18. Tax Election Notification. The Executive shall notify the Company in writing if the Executive files an election pursuant to Section 83(b) of the Code, to be filed with the Internal Revenue Service within thirty (30) days of the date of the sale herein contemplated. The Company intends, in the event it does not receive from the Executive evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Executive in the absence of such an election.

      19. Independent Counsel. Each of the parties hereto acknowledges and agrees that Gray Cary Ware & Freidenrich LLP is counsel to the Company and not to the Executive individually and

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that each such party has had reasonable opportunity to consult with separate counsel with respect to the matters contained herein and is not relying on any representations of any party with respect to the terms of this Agreement not otherwise contained herein.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.


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THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY
UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                       MICHAEL CHRISTIAN

Dated: July 29, 2003                            /s/ Michael Christian
                                       -----------------------------------------
                                       Michael Christian

                                       ADDRESS: 2135 29th Street
                                       San Diego, CA  92104




                                       WEBSIDESTORY, INC.

Dated: July 29, 2003                   By:      /s/ Jeff Lunsford
                                          --------------------------------------
                                       Name:    JEFF LUNSFORD
                                             -----------------------------------
                                       Title: CEO
                                              ----------------------------------
                                       ADDRESS:   10182 Telesis Court, 6th Floor
                                                  San Diego, CA 92121


                 SIGNATURE PAGE TO CHRISTIAN PURCHASE AGREEMENT